Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, August 9, 2021 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2021 SECOND QUARTER RESULTS
•Total revenues increase 50.9% from Q2 '20
•Software Annual Recurring Revenues (ARR)* grows to $76.7 million - a 166% increase from the $28.8 million reporting in Q2 '20 - aided by the Punchh acquisition

New Hartford, NY- August 9, 2021 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its results for the second quarter ended June 30, 2021.

Summary of Fiscal 2021 Second Quarter
•Revenues were reported at $69.0 million for the second quarter of 2021, a 50.9% increase compared to $45.7 million for the same period in 2020.
•Net loss for the second quarter of 2021 was $10.0 million, or $0.39 loss per share, compared to a net loss of $9.0 million, or $0.49 loss per share reported for the same period in 2020.
•EBITDA for the second quarter of 2021 was a loss of $11.3 million compared to an EBITDA loss of $3.5 million for the same period in 2020.**
•Adjusted EBITDA for the second quarter of 2021 was a loss of $4.1 million compared to an Adjusted EBITDA loss of $1.8 million for the same period in 2020.**
•Adjusted net loss for the second quarter of 2021 was $9.2 million, or $0.36 loss per share, compared to an adjusted net loss of $4.1 million, or $0.21 loss per share, for the same period in 2020.**

Summary of Year-to-Date Financial Results
•Revenues were reported at $123.4 million for the six months ended June 30, 2021, an increase of 22.9% when compared to $100.4 million for the same period in 2020.
•Net loss for the six months ended June 30, 2021 was $18.2 million, or $0.77 loss per share, compared to a net loss of $19.9 million, or $1.10 loss per share reported for the same period in 2020.
•EBITDA for the six months ended June 30, 2021 was a loss of $14.5 million compared to an EBITDA loss of $15.5 million for the same period in 2020.**
•Adjusted EBITDA for the six months ended June 30, 2021 was a loss of $8.9 million compared to an Adjusted EBITDA loss of $3.9 million for the same period in 2020.**
•Adjusted net loss for the six months ended June 30, 2021 was $16.7 million, or $0.70 loss per share, compared to an adjusted net loss of $8.6 million, or $0.47 loss per share, for the same period in 2020.**

____
* Annualized Recurring Revenue, or ARR, represents all revenues derived from software as a service and related recurring support services for the last month in each quarter multiplied by 12. ARR is a key performance indicator we use to help us evaluate our business and measure our performance. ARR also provides our investors with an additional measure to evaluate the performance of our software business. ARR is not, however, a substitute for GAAP revenue and it is not predictive of our future software subscription revenues.
** A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.

PAR Technology CEO, Savneet Singh commented, “Our unified commerce cloud platform continues to drive our improved performance and our cloud solutions are garnering interest from both new and current customers as they focus on using technology to improve the customer experience in quick serve and fast casual restaurants. In spite of challenges with the global supply chains, we reported increased bookings and activations from the same period one year ago. Punchh, our newly acquired loyalty and customer engagement solution will be a significant growth driver of our combined software business with a reported ARR at the end of the second quarter of $40.3 million. Brink bookings and activations improved from the second quarter a year ago in spite of challenges within the global supply chain.”

Singh continued, “Our focus and efforts are to scale our software business quickly and to enhance our annual recurring revenue. Our combined ARR at the end of Q2 now totals $76.7 million, a 166% increase from the end of Q2 last year with the addition of Punchh, and we are well positioned to continue on this favorable trajectory. Adjusting for Punchh Q2’ 2020 contribution, the combined ARR growth would be 42.5%. Q3 activations for Brink have gotten off to a strong start and we expect that to continue. Additionally, our acquisition pipeline remains active and strong as we look to continue to build out our unified commerce cloud platform.”

Highlights of Brink - Second Quarter 2021:
-- Brink ARR at end of Q2 '21 totaled $27.6 million
-- New store activations in Q2 '21 totaled 1,099 sites
-- Brink bookings in Q2 '21 totaled 1,012 sites
-- Brink Open Orders (backlog) totaled 3,119 sites at end of Q2 '21
-- Active Brink sites as of June 30, 2021 totaled 13,234 restaurants

Highlights of Punchh - Second Quarter 2021:
--Punchh ARR at end of Q2 '21 totaled $40.3 million / contracted ARR at end of Q2 '21 totaled $60.5 million
--New store activations in Q2 '21 totaled 2,774 sites
--Active Punchh sites as of June 30, 2021 totaled 48,376 restaurants

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on August 9, 2021, during which the Company’s management will discuss the financial results for the second quarter ended June 30, 2021. To participate in the call, please call 844-419-5412, approximately 10 minutes in advance. No passcode is required to participate in the live call or to listen to the replay version. Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at https://www.partech.com/about-us/investor-relations/. Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on August 9, 2021 through August 16, 2021 by dialing 855-859-2056 and using conference ID 5306708.

About PAR Technology Corporation.

For more than 40 years, PAR’s (NYSE: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 restaurants in more than 110 countries use PAR’s restaurant hardware, software, drive-thru, and back-office solutions. With the recent acquisition of Punchh Inc. (“Punchh”), a leading SaaS-based customer loyalty solutions provider, PAR has become a unified commerce cloud platform for enterprise restaurants. To learn more, visit www.partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, including forward-looking statements relating to and our expectations regarding the Punchh business and the anticipated benefits of such acquisition, and the impact of the COVID-19 pandemic, including the new Delta variant, on our business, operations, financial condition, and financial results. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, include but are not limited to, those described in our filings with the Securities and Exchange Commission.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

Assets	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$85,218	$180,686
Accounts receivable – net	45,248	42,980
Inventories – net	29,947	21,638
Other current assets	16,592	3,625
Total current assets	177,005	248,929
Property, plant and equipment – net	14,006	13,856
Goodwill	458,773	41,214
Intangible assets – net	130,726	33,121
Lease right-of-use assets	4,779	2,569
Other assets	12,386	4,060
Total assets	$797,675	$343,749
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$685	$666
Accounts payable	21,822	12,791
Accrued salaries and benefits	16,225	13,190
Accrued expenses	5,172	2,606
Lease liabilities – current portion	1,865	1,200
Customer deposits and deferred service revenue	14,584	9,506
Total current liabilities	60,353	39,959
Lease liabilities – net of current portion	3,322	1,462
Deferred service revenue – noncurrent	5,234	3,082
Long-term debt	279,087	105,844
Other long-term liabilities	13,118	4,997
Total liabilities	361,114	155,344
Commitments and contingencies (Note 11)
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.02 par value, 58,000,000 shares authorized, 26,998,216 and 22,982,955 shares issued, 25,848,889 and 21,917,357 outstanding at June 30, 2021 and December 31, 2020, respectively	540	459
Additional paid in capital	514,295	243,575
Accumulated deficit	(64,933)	(46,706)
Accumulated other comprehensive loss	(3,883)	(3,936)
Treasury stock, at cost, 1,149,327 shares and 1,065,598 shares at June 30, 2021 and December 31, 2020, respectively	(9,458)	(4,987)
Total shareholders’ equity	436,561	188,405
Total Liabilities and Shareholders’ Equity	$797,675	$343,749

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2021 (the "Quarterly Report").

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues:
Product	$23,939	$12,333	$42,495	$30,967
Service	27,185	15,300	45,213	34,075
Contract	17,826	18,058	35,709	35,381
	68,950	45,691	123,417	100,423
Costs of sales:
Product	18,487	9,982	33,372	24,887
Service	18,940	9,912	31,635	22,558
Contract	16,420	16,718	33,107	32,852
	53,847	36,612	98,114	80,297
Gross margin	15,103	9,079	25,303	20,126
Operating expenses:
Selling, general and administrative	22,946	10,049	37,483	21,476
Research and development	8,643	4,538	14,452	9,403
Amortization of identifiable intangible assets	489	210	764	420
Gain on insurance proceeds	—	—	(4,400)	—
	32,078	14,797	48,299	31,299
Operating loss	(16,975)	(5,718)	(22,996)	(11,173)
Other expense – net	(341)	(139)	(392)	(764)
Loss on extinguishment of debt	—	—	—	(8,123)
Interest expense – net	(4,937)	(2,111)	(7,097)	(4,083)
Loss before provision for income taxes	(22,253)	(7,968)	(30,485)	(24,143)
Benefit from (provision for) income taxes	12,297	(1,008)	12,258	4,257
Net loss	$(9,956)	(8,976)	(18,227)	(19,886)
Net loss per share (basic and diluted)	$(0.39)	$(0.49)	$(0.77)	$(1.10)
Weighted average shares outstanding (basic and outstanding)	25,484	18,244	23,716	18,092
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth certain unaudited supplemental financial data for the periods indicated (in thousands):

Segment Revenue by product line trailing six quarters are set forth below:

	2021		2020
	Q2	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$23,355	$17,835	$21,595	$20,168	$12,129	$18,137
Software	15,100	7,876	6,665	6,798	5,977	6,944
Services	12,669	10,873	11,863	10,381	9,527	12,328
Total Restaurant Retail	$51,124	$36,584	$40,123	$37,347	$27,633	$37,409

Government
Intelligence, Surveillance, and Reconnaissance	$9,284	$9,547	$9,990	$8,943	$9,741	$8,772
Mission Systems	8,338	8,131	8,328	8,084	8,088	8,448
Product Services	204	205	75	473	229	103
Total Government	$17,826	$17,883	$18,393	$17,500	$18,058	$17,323

Total Revenue	$68,950	$54,467	$58,516	$54,847	$45,691	$54,732

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, non-GAAP adjusted financial measures, as set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s consolidated interim condensed financial statements prepared in accordance with GAAP.

Within this press release, we make reference to EBITDA, adjusted EBITDA, and adjusted net loss which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA and adjusted net less, net of tax, represent EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition and integration expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of the Company’s financial performance.

We are presenting adjusted EBITDA and adjusted net loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results and those of other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

However, EBITDA, adjusted EBITDA and adjusted net loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition and divestiture related expenditures, expense related to the Company's efforts to resolve matters associated with conduct in its China and Singapore offices, which was the focus of an investigation undertaken by our Audit Committee in 2016 (the “China/Singapore matter”), and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its costs of sales, operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended June 30,
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(9,956)	$(8,976)
Benefit from (provision for) income taxes	(12,297)	1,008
Interest expense	4,937	2,111
Depreciation and amortization	6,060	2,353
EBITDA	$(11,256)	$(3,504)
Stock-based compensation expense (1)	4,251	1,123
China/Singapore expense (2)	(225)	121
Pending litigation expense (3)	125	—
Severance (4)	—	359
Acquisition costs (5)	2,702	—
Other expense – net (6)	341	139
Adjusted EBITDA	$(4,062)	$(1,762)

1	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $3.2 million for the three months ended June 30, 2021 and for the three months ended June 30, 2020 of $1.1 million.
2	Adjustment reflects the expenses related to the resolution of China/Singapore matter of ($0.2) million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively.
3	Adjustment reflects the resolution of a pending legal matter of $0.1 million for the three months ended June 30, 2021.
4	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million for the three months ended June 30, 2020.
5	Adjustment reflects the expenses incurred in the acquisition transaction related to Punchh of $2.7 million for the three months ended June 30, 2021.
6	Adjustment reflects foreign currency transaction gains and losses and rental income and losses are recorded in other expense, net in the accompanying statements of operations.

	Three Months Ended June 30,
	2021		2020
Reconciliation of Adjusted Diluted Loss Per Share:
Net loss / Diluted Loss Per Share	$(9,956)	$(0.39)	$(8,976)	$(0.49)
Benefit from (provision for) income taxes (1)	(12,360)	(0.49)	978	0.05
Non-cash interest expense (2)	1,737	0.07	1,102	0.07
Acquired intangible assets amortization (3)	4,212	0.17	1,038	0.06
Stock-based compensation expense (4)	4,251	0.17	1,123	0.06
China/Singapore expense (5)	(225)	(0.01)	121	0.01
Pending litigation expense (6)	125	—	—	—
Severance (7)	—	—	359	0.02
Acquisition costs (8)	2,702	0.11	—	—
Other expense – net (9)	341	0.01	139	0.01
Adjusted Net Loss / Adjusted Diluted Loss Per Share	$(9,173)	$(0.36)	$(4,116)	$(0.21)

Adjusted weighted average common shares outstanding	25,484		18,244

1	Adjustment reflects a partial release of the Company's deferred taxed asset valuation allowance of $12.4 million related to the Punchh acquisition for the three months ended June 30, 2021; and, a reduction to the benefit of income taxes of $1.0 million for the three months ended June 30, 2020 related to the issuance of the 2.875% Convertible Senior Notes due 2026 (the “2026 Notes"). The income tax effect of this adjustment was not tax-effected due to the valuation allowance on all of our net deferred tax assets.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 4.500% Convertible Senior Notes due 2024 (the “2024 Notes"), 2026 Notes and the senior secured term loan under the credit agreement the Company entered into with Owl Rock First Lien Master Fund, L.P. to fund a portion of the Punchh acquisition (the "Term Loan") of $1.7 million and $1.0 million for the three months ended June 30, 2021 and 2020, respectively.
3	Adjustment amortization expense of acquired developed technology within gross margin of $3.7 million and $0.8 million for the three months ended June 30, 2021 and 2020; and amortization expense of acquired intangible assets of $0.5 million and $0.2 million for the three months ended June 30, 2021 and 2020, respectively.
4	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $3.2 million for the three months ended June 30, 2021 and for the three months ended June 30, 2020 of $1.1 million.
5	Adjustment reflects the expenses related to the resolution of China/Singapore matter of ($0.2) million and $0.1 million for the three months ended June 30, 2021 and 2020, respectively.
6	Adjustment reflects the resolution of a pending legal matter of $0.1 million for the three months ended June 30, 2021.
7	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million for the three months ended June 30, 2020.
8	Adjustment reflects the expenses incurred in the acquisition transaction related to Punchh of $2.7 million for the three months ended June 30, 2021.
9	Adjustment reflects foreign currency transaction gains and losses and rental income and losses are recorded in other expense, net in the accompanying statements of operations.

	Six Months Ended June 30,
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(18,227)	$(19,886)
Benefit from income taxes	(12,258)	(4,257)
Interest expense	7,097	4,083
Depreciation and amortization	8,870	4,537
EBITDA	$(14,518)	$(15,523)
Stock-based compensation expense (1)	5,571	2,212
China/Singapore expense (2)	50	126
Pending litigation expense (3)	600	—
Acquisition costs (4)	3,388	—
Gain on insurance proceeds (5)	(4,400)	—
Severance (6)	—	359
Loss on extinguishment of debt (7)	—	8,123
Other expense – net (8)	392	764
Adjusted EBITDA	$(8,917)	$(3,939)
Benefit from income taxes

1	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts for the six months ended June 30, 2021 of $5.6 million and for the six months ended June 30, 2020 of $2.2 million.
2	Adjustment reflects the expenses related to the resolution of China/Singapore matter of $0.1 million for both the six months ended June 30, 2021 and 2020.
3	Adjustment reflects the resolution of a pending legal matter of $0.6 million for the six months ended June 30, 2021.
4	Adjustment reflects the expenses incurred in the acquisition transaction related to Punchh of $3.4 million for the six months ended June 30, 2021.
5	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the six months ended June 30, 2021.
6	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million for the three months ended June 30, 2020.
7	Adjustment reflects loss on extinguishment of debt related to the repurchase of approximately $66.3 million of the 2024 Notes of $8.1 million for the six months ended June 30, 2020.
8	Adjustment reflects foreign currency transaction gains and losses and rental income and losses are recorded in other expense, net in the accompanying statements of operations.

	Six Months Ended June 30,
	2021		2020
Reconciliation of Adjusted Diluted Loss Per Share:
Net loss / Diluted Loss Per Share	$(18,227)	$(0.77)	$(19,886)	$(1.10)
Benefit from income taxes (1)	(12,360)	(0.52)	(4,408)	(0.24)
Non-cash interest expense (2)	2,917	0.12	2,059	0.12
Acquired intangible assets amortization (3)	5,351	0.23	2,075	0.11
Stock-based compensation expense (4)	5,571	0.23	2,212	0.12
China/Singapore expense (5)	50	—	126	0.01
Pending litigation expense (6)	600	0.03	—	—
Acquisition costs (7)	3,388	0.14	—	—
Gain on insurance proceeds (8)	(4,400)	(0.19)	—	—
Severance (9)	—	—	359	0.02
Loss on extinguishment of debt (10)	—	—	8,123	0.45
Other expense – net (11)	392	0.03	764	0.04
Adjusted Net Loss / Adjusted Diluted Loss Per Share	$(16,718)	$(0.70)	$(8,576)	$(0.47)

Adjusted weighted average common shares outstanding	23,716		18,092

1	Adjustment reflects a partial release of the Company's deferred taxed asset valuation allowance of $12.4 million related to the Punchh acquisition for the six months ended June 30, 2021; and, a reduction to the benefit of income taxes of $4.4 million for the six months ended June 30, 2020 related to the issuance of the 2.875% Convertible Senior Notes due 2026 and partial repurchase of the 4.500% Convertible Senior Notes due 2024. The income tax effect of this adjustment was not tax-effected due to the valuation allowance on all of our net deferred tax assets.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 2024 Notes, the 2026 Notes and the Term Loan of $2.9 million and $2.1 million for the six months ended June 30, 2021 and 2020, respectively.
3	Adjustment amortization expense of acquired developed technology within gross margin of $4.6 million and $1.7 million for the six months ended June 30, 2021 and 2020, respectively; and amortization expense of acquired intangible assets of $0.8 million and $0.4 million for the six months ended June 30, 2021 and 2020, respectively.
4	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts for the six months ended June 30, 2021 of $5.6 million and for the six months ended June 30, 2020 of $2.2 million.
5	Adjustment reflects the expenses related to the resolution of China/Singapore matter of $0.1 million for both the six months ended June 30, 2021 and 2020.
6	Adjustment reflects the resolution of a pending legal matter of $0.6 million for the six months ended June 30, 2021.
7	Adjustment reflects the expenses incurred in the acquisition transaction related to Punchh of $3.4 million for the six months ended June 30, 2021.
8	Adjustment represents the gain on insurance stemming from a legacy claim of $4.4 million for the six months ended June 30, 2021.
9	Adjustment reflects the severance included in gross margin, selling, general and administrative expense and research and development expense of $0.4 million for the six months ended June 30, 2020.
10	Adjustment reflects loss on extinguishment of debt related to the repurchase of approximately $66.3 million of the 2024 Notes of $8.1 million for the six months ended June 30, 2020.
11	Adjustment reflects foreign currency transaction gains and losses and rental income and losses are recorded in other expense, net in the accompanying statements of operations.